UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2006

FIRST CENTURY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

West Virginia	0-11671	55-0628089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 Federal Street, Bluefield, WV		24701
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (304) 325-8181

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST CENTURY BANKSHARES, INC.

FORM 8-K

Section 1 – Registrant’s Business Operations

Item 1.01. Entry Into a Material Definitive Agreement

On November 29, 2006, First Century Bank N.A. (the “Bank”), the wholly owned subsidiary of First Century Bankshares, Inc. (“First Century”), entered into a contract with Swope Construction Company to build a new branch banking office for a stipulated sum of $2,488,000. The construction is expected to take approximately one year. First Century awarded the contract to Swope Construction Company after completion of a competitive bid process in which Swope was the lowest bidder.

Wm. Chandler Swope, a director of First Century and the Bank, is the president and principal shareholder of Swope Construction Company. Mr. Swope serves on no committees of First Century owns less than 1% of First Century’s common stock outstanding and is not a member of either the Compensation or the Audit Committee of First Century.

Section 9 - Financial Statements and Exhibits

Item 9.01

(d)	Exhibits

10(ii)	Material Contracts

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Century Bankshares, Inc.
(Registrant)

By:	/s/ J. Ronald Hypes
J. Ronald Hypes, Treasurer
(Principal Accounting and Financial Officer)

Date:	December 1, 2006

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